AGENCY AGREEMENT

THIS AGREEMENT dated as of November 17, 2005 between M Power Entertainment, Inc., of 2602 Yorktown, Houston, Texas 77056 (the "Principal") and Steve Reuther, of Florida (the "Agent").

IN CONSIDERATION of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Principal hereby appoints Agent as its agent for the purposes of acquiring the stock of Spotlight Graphics, Inc., a Florida corporation, and the land and building, as Principal instructs, and Agent does hereby accept such appointment and agrees to act as such agent in accordance with the terms and conditions of this agreement.

     2. This Agreement shall be in effect as of the date set forth above. Either party shall have the right to terminate this Agreement at any time upon giving five (5) days notice, in writing to the other party.

     3.  Agent shall, on behalf of and at the direction of Principal:

         a) Negotiate the acquisition of Spotlight Graphics, Inc., a Florida corporation, and the land and building that it occupies as its present location otherwise known as 6054 Clark Center Avenue, Sarasota, Florida 34238 for a total purchase price of not more than four million dollars.

         b) Treat all information and specifications regarding the acquisition under this Agreement as confidential proprietary information of Principal and use his best efforts to ensure against disclosure to third parties;

         c) Perform any and all other services and activities (including negotiations relating thereto and payment therefore (A) reasonably ancillary to any and all of the foregoing activities, or (B) agreed to in writing by and between Principal and Agent.

     4. As compensation for the services to be rendered by Agent under this Agreement, Principal shall pay to Agent 1% of the cash value of the transaction in MPWE common stock.

     5. Normal out-of-pocket expenses such as travel are to be borne by Agent; however, at Principal's sole discretion and where agreed to in writing, Principal will bear the cost of such expenses.


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     6.  Agent shall have no authority to bind Principal except upon written order or authorization by Principal. It is further understood that Agent shall at all times during the continuance of this Agreement use its best efforts to protect the interests of Principal in the even of claims by and on behalf of, or against, Principal.

     7. The relationship hereby created is not exclusive and that Agent hereby certifies that it has no ownership, financial interest in, or any control of, the acquisition sought hereunder and that no part of any payments under this Agreement shall inure to the benefit of any such agency or other party. No part of any payment made directly from Principal to an agency, other party or their respective agents will inure to the benefit of Agent either through rebate, offset, or other means and Agent will receive no financial benefit, in any form, from such parties attributable to the transactions covered by this Agreement.

     8. At all times, during the term of this Agreement, Agent shall maintain complete and accurate books and records with respect to its services hereunder, including, but not limited to, copies of Principal's orders, copies of Agent's orders and confirmations thereof, together with invoices and supporting documentation, all shipping and payment documents, records of Agent's approval of vendor invoices. Principal shall have the right to inspect and/or obtain copies of Agent's books and records with respect to Agent's services pursuant to this Agreement.

     9. This Agreement shall, in all respects, be interpreted, construed and governed by the laws of the State of Texas.

     10. This Agreement sets forth all prior terms, conditions and agreements under which the parties hereto have operated beginning from that date. Any other agreement between the parties hereto pertaining to the same subject matter is hereby superseded and terminated.

     11. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof and stands in the place of any previous agreement, whether oral or in writing. The parties agree that no amendment to this Agreement shall be binding upon the parties unless it is in writing and executed by both parties.

     12. This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators and assigns of each of the parties hereto.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.



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Principal:
M Power Entertainment, Inc.

/s/ Gary F. Kimmons
__________________________________
Gary F. Kimmons, CEO





Agent


/s/ Steve Reuther
____________________________________
Steve Reuther